UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2010 (September 1, 2010)

INLAND DIVERSIFIED REAL ESTATE TRUST, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland (State or Other Jurisdiction of Incorporation)	000-53945 (Commission File Number)	26-2875286 (IRS Employer Identification No.)
2901 Butterfield Road Oak Brook, Illinois 60523 (Address of Principal Executive Offices)
(630) 218-8000 (Registrant’s Telephone Number, Including Area Code)
N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

The information discussed under Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item

2.03

Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 1, 2010, Inland Diversified Real Estate Trust, Inc. (referred to herein as “us,” “we,” “our” or the “Registrant”), through its wholly owned subsidiaries, Inland Diversified Omaha Whispering Ridge, L.L.C., Inland Diversified Lake City Commons, L.L.C. and Inland Diversified Elk Grove Calvine, L.L.C. (collectively, the “borrower”), entered into a loan in an aggregate principal amount equal to approximately $20.7 million from JPMorgan Chase Bank, N.A.  The loan is secured by cross-collateralized first mortgages on three properties owned by the borrower: Whispering Ridge, located in Omaha, Nebraska, Lake City Commons, located in Lake City, Florida, and Kohl’s at Calvine Point, located in Elk Grove, California.  The loan bears interest at a fixed rate equal to 5.70% per annum and matures on September 1, 2020. The loan requires the borrower to make monthly payments of interest only until the maturity date, on which date the outstanding principal balance of the loan plus all accrued and unpaid interest will be due.  The loan may be prepaid, in full, but not in part, anytime after October 1, 2012, provided that if the prepayment occurs before the date that is one month prior to the maturity date, the borrower will be required to pay a prepayment premium.  Subject to satisfying certain conditions, as set forth in the loan documents, any of the individual borrowers may prepay a portion of the loan and obtain the release of its property and the release of its related obligations under the loan documents.

The loan documents contain customary affirmative, negative and financial covenants, agreements, representations, warranties and borrowing conditions, all as set forth in the loan documents.  The loan documents also contain various customary events of default.  If an event of default occurs under the loan, the lender may declare the debt to be immediately due and payable, and in certain limited cases the loan balance may become immediately due and payable without any action by the lender.  In the event of a default, the borrower will be required to pay a default interest rate equal to the lesser of the maximum legal interest rate or 10.70% per annum.

The loan is non-recourse to the borrower, with certain exceptions for borrower bankruptcy, the failure of the borrower to provide access or information to the properties and the failure of the borrower to obtain the lender’s prior written consent to any liens on or transfers of the properties, among other things.   We have guaranteed the full amount of the debt in the event of any of these occurrences as well as any losses, costs or damages incurred by the lender as a result the fraud or intentional misrepresentation of any individual borrower, gross negligence or willful misconduct, material waste of the properties and the breach of any representation or warranty concerning environmental laws, among other things.

Item

9.01

Financial Statements and Exhibits.

(d)

Exhibits.

Exhibit No.	Description
10.1

Loan Agreement, dated as of September 1, 2010, by and among Inland Diversified Omaha Whispering Ridge, L.L.C., Inland Diversified Lake City Commons, L.L.C. and Inland Diversified Elk Grove Calvine, L.L.C. and JPMorgan Chase Bank, N.A.

10.2

Promissory Note, made as of September 1, 2010, by Inland Diversified Omaha Whispering Ridge, L.L.C., Inland Diversified Lake City Commons, L.L.C. and Inland Diversified Elk Grove Calvine, L.L.C. for the benefit of JPMorgan Chase Bank, N.A.

10.3	Guaranty Agreement, dated as of September 1, 2010, by Inland Diversified Real Estate Trust, Inc. for the benefit of JPMorgan Chase Bank, N.A.

10.4

Environmental Indemnity Agreement, made as of September 1, 2010, by Inland Diversified Omaha Whispering Ridge, L.L.C., Inland Diversified Lake City Commons, L.L.C. and Inland Diversified Elk Grove Calvine, L.L.C. in favor of JPMorgan Chase Bank, N.A.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND DIVERSIFIED REAL ESTATE TRUST, INC.

Date:	September 8, 2010	By:	/s/ Steven T. Hippel
		Name:	Steven T. Hippel
		Title	Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1

Loan Agreement, dated as of September 1, 2010, by and among Inland Diversified Omaha Whispering Ridge, L.L.C., Inland Diversified Lake City Commons, L.L.C. and Inland Diversified Elk Grove Calvine, L.L.C. and JPMorgan Chase Bank, N.A.

10.2

Promissory Note, made as of September 1, 2010, by Inland Diversified Omaha Whispering Ridge, L.L.C., Inland Diversified Lake City Commons, L.L.C. and Inland Diversified Elk Grove Calvine, L.L.C. for the benefit of JPMorgan Chase Bank, N.A.

10.3	Guaranty Agreement, dated as of September 1, 2010, by Inland Diversified Real Estate Trust, Inc. for the benefit of JPMorgan Chase Bank, N.A.

10.4

Environmental Indemnity Agreement, made as of September 1, 2010, by Inland Diversified Omaha Whispering Ridge, L.L.C., Inland Diversified Lake City Commons, L.L.C. and Inland Diversified Elk Grove Calvine, L.L.C. in favor of JPMorgan Chase Bank, N.A.

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